   As filed with the Securities and Exchange Commission on August 1, 1994.
                                             Registration No. 33-
 ------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          _________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                                    KEYCORP
             (Exact name of Registrant as specified in its charter)

               OHIO                               34-6542451
   (State or other jurisdiction of             (I.R.S. employer
   incorporation or organization)             identification no.)

                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO  44114
                                 (216) 689-3000
      (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                CARTER B. CHASE, ESQ., EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                                    KEYCORP
                               127 PUBLIC SQUARE
                             CLEVELAND, OHIO  44114
                                 (216) 689-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                          _________________________

                                   KEYCORP
                           PROFIT SHARING PLUS PLAN
                           (Full title of the plan)
                          _________________________

                                  Copies to:

                           THOMAS C. STEVENS, ESQ.
                           Thompson, Hine and Flory
                       1100 National City Bank Building
                            Cleveland, Ohio  44114
                                (215) 566-5500
                          _________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                          _________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

============================+======================+=========================+===========================+==========================
                            |                      |       Proposed          |        Proposed           |
Title of each class of      |       Amount to be   |      maximum offering   |       maximum aggregate   |             Amount of
securities to be registered |        registered1   |      price per share2   |       offering price2     |        registration fee2
                            |                      |                         |                           |
- ----------------------------+----------------------+-------------------------+---------------------------+--------------------------
Common Shares, with a par   |         150,000      |           $31.50        |          $4,725,000       |          $1,629.32
value of $1 each3           |                      |                         |                           |
============================+======================+=========================+===========================+==========================

  1In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

  2The proposed maximum offering price per share and in the aggregate have been estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933.  The registration fee has been calculated in accordance with
Rule 457(h) and (c) based on the average of the high and low prices reported for KeyCorp Common Shares on the New York Stock
Exchange on July 27, 1994 (such average being $31.50 per Common Share).

  3Includes associated rights (the "Rights") to purchase Common Shares.  Until the occurrence of certain prescribed events, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing Common Shares, and will be transferred along with and only with Common Shares.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the Registrant, KeyCorp, an Ohio corporation (the "Corporation"), and the KeyCorp Profit Sharing Plus Plan (the "Plan") are hereby incorporated by reference into this Form S-8 Registration Statement (the "Registration Statement"):

  1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993;

  2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 filed on May 16, 1994;

  3. The Corporation's Current Reports on Form 8-K, filed on January 21, March 16 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on May 4, 1994), April 12, April 20, 1994, July 19 and July 26 (including as exhibits in the case of the Form 8-K filed on April 20, 1994 (i) Management's Discussion and Analysis of Financial Condition and Results of Operations; (ii) Report of Ernst & Young, Independent Auditors; (iii) Consolidated Financial Statements for the fiscal year ended December 31, 1993; (iv) Notes to Consolidated Financial Statements; and (v) descriptions of the Corporation's business (including a discussion of regulatory and supervisory matters) and properties, all of which reflect KeyCorp, a New York corporation ("old KeyCorp"), and Society Corporation, an Ohio corporation ("Society"), on a combined basis, giving effect to their March 1, 1994 merger);

  4. The description of the Corporation's Common Shares and the Rights to purchase Common Shares contained in the Corporation's registration statement on Form 8-A dated July 31, 1992 as amended by Form 8-A/A filed on February 25, 1994 under Section 12 of the Exchange Act;

  5.     The Plan's Annual Report on Form 11-K for the year ended December 31,
         1993.

         All documents subsequently filed by the Corporation or the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Securities offered hereby will be passed upon for the Corporation by Thompson, Hine and Flory, 1100 National City Bank Building, Cleveland, Ohio 44114. As of July 28, 1994, attorneys at Thompson, Hine and Flory owned an aggregate of approximately 60,407 shares of KeyCorp's Common Shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

         Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

         Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

         The Corporation's Regulations provide that the Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of the Corporation or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of the Corporation.

         Except as stated in this item, neither the Amended and Restated Articles of Incorporation of the Corporation nor any other contract or arrangement to which the Corporation is a party provides for such indemnification. Under the terms of the Corporation's directors' and officers' liability and company reimbursement insurance policy, directors and officers of the Corporation are insured against certain liabilities, including liabilities arising under the Securities Act.

         The Corporation is a party to Employment Agreements with, respectively, Victor J. Riley, Jr., Robert W. Gillespie, and Roger Noall, and the Corporation is a party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of old KeyCorp with and into Society), pursuant to which the Corporation has agreed to indemnify the officer, to the full extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit, or proceeding by reason of the officer's serving as an employee, officer, or director of the Corporation and/or any of its subsidiaries or any other company at the request of the Corporation or any of its subsidiaries, and the Corporation has agreed to advance expenses incurred by the officer in defending any such action, suit, or proceeding.

ITEM 8.  EXHIBITS.

         See Index to Exhibits at page 6.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 28th day of July, 1994.

                                        KEYCORP



                                        By /s/ Lee G. Irving
                                          ----------------------------
                                          Lee G. Irving
                                          Executive Vice President, Treasurer
                                          and Chief Accounting Officer


                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                            Title and Description
                            ---------------------
         Victor J. Riley, Jr.,Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer); Robert W. Gillespie, President and Director; James W. Wert, Chief Financial Officer (Principal Financial Officer); Lee G. Irving, Executive Vice President, Treasurer, and Chief Accounting Officer (Principal Accounting Officer); H. Douglas Barclay, Director; William G. Bares; Director; Albert C. Bersticker, Director; Thomas A. Commes, Director; Kenneth M. Curtis, Director; John C. Dimmer, Director; Lucie J. Fjeldstad, Director; Stephen R. Hardis, Director; Henry S. Hemingway, Director; Charles R. Hogan, Director; Lawrence A. Leser, Director; Steven A. Minter, Director; M. Thomas Moore, Director; John C. Morley, Director; Richard W. Pogue, Director; Robert A. Schumacher, Director; Ronald B. Stafford, Director; Dennis W. Sullivan, Director; Peter G. Ten Eyck II, Director and Nancy B. Veeder, Director.



                                        By /s/ Lee G. Irving
                                          ----------------------------
                                          Lee G. Irving
                                          Attorney-in-Fact
July 28, 1994


                                                              KEYCORP
                                                         INDEX TO EXHIBITS

                    FORM
                    S-8                                                                         SEQUENTIAL
                 EXHIBIT NO.            DESCRIPTION                                             PAGE NO.
                 -----------            -----------                                             ----------
                 (4)  (a)               Amended and Restated Articles of                        Incorporated herein by
                                        Incorporation of KeyCorp                                reference to Exhibit 7
                                                                                                to Form 8-A/A filed on
                                                                                                February 25, 1994

                      (b)               Regulations of KeyCorp                                  Incorporated herein by
                                                                                                reference to Exhibit 6
                                                                                                to Form 8-A/A filed on
                                                                                                February 25, 1994

                      (c)               Rights Agreement, dated as of August                    Incorporated herein by
                                        25, 1989, between Society                               reference to Exhibit 1
                                        Corporation (renamed KeyCorp on                         to Form 8-A filed on
                                        March 1, 1994) and First Chicago                        August 29, 1989
                                        Trust Company of New York, as Rights
                                        Agent, including as Exhibit A
                                        thereto the form of Rights
                                        Certificate

                      (d)               Amendment No. 1 to Rights Agreement,                    Incorporated hereby by
                                        dated February 21, 1991, between                        reference to Exhibit 1
                                        Society Corporation (renamed KeyCorp                    to Form 8-A filed on
                                        on March 1, 1994) and First Chicago                     February 28, 1991
                                        Trust Company of New York, as Rights
                                        Agent

                      (e)               Amendment No. 2 to Rights Agreement,                    Incorporated herein by
                                        dated September 12, 1991, between                       reference to Exhibit 4
                                        Society Corporation (renamed KeyCorp                    to Schedule 13D filed
                                        on March 1, 1994) and First Chicago                     on September 23, 1991
                                        Trust Company of New York, as Rights
                                        Agent

                      (f)               Amendment No. 3 to Rights Agreement,                    Incorporated herein by
                                        dated October 1, 1993, between                          reference to Exhibit 4
                                        Society Corporation (renamed KeyCorp                    to Schedule 13D filed
                                        on March 1, 1994) and Society National                  on October 12, 1993
                                        Bank, as Rights Agent

                 (5)  (a)               Opinion of Thompson, Hine and Flory
                                        as to the legality of the securities
                                        to be registered

                      (b)               Determination letter of the Internal
                                        Revenue Service






                    FORM
                    S-8                                                                 SEQUENTIAL
                 EXHIBIT NO.            DESCRIPTION                                     PAGE NO.
                 -----------            -----------                                     ----------
                (15)                    Letter of Ernst & Young Regarding
                                        Unaudited Interim Financial
                                        Information


                (23) (a)                Consent of Ernst & Young

                     (b)                Consent of Thompson, Hine and Flory
                                        (included as part of Exhibit 5)

                (24) (a)                Powers of Attorney

                     (b)                Certified Resolutions of Board of
                                        Directors of KeyCorp






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